      As filed with the Securities and Exchange Commission on July 2, 1999

                        Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                        51-0317849
-------------------------------                        ----------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)



                                 105 Morgan Lane
                          Plainsboro, New Jersey 08536
                                 (609) 275-0500
       -----------------------------------------------------------------
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)


                    Integra LifeSciences Holdings Corporation
                             1999 Stock Option Plan
                    Integra LifeSciences Holdings Corporation
                           Deferred Compensation Plan
                            (Full title of the plans)

                                 Stuart M. Essig
                      President and Chief Executive Officer
                    Integra LifeSciences Holdings Corporation
                                 105 Morgan Lane
                          Plainsboro, New Jersey 08536
                     (Name and address of agent for service)


                                 (609) 275-0500
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                  Please send copies of all communications to:
                          John E. Stoddard III, Esquire
                           Drinker Biddle & Reath LLP
                 (A Pennsylvania Limited Liability Partnership)
                              105 College Road East
                               Post Office Box 627
                        Princeton, New Jersey 08542-0627

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Proposed
                                                         Proposed maximum                maximum
      Title of Securities           Amount to be        offering price per              aggregate                Amount of
      to be registered             registered (1)           share (2)               offering price (2)        registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                        50,000 shares            $4.3125                      $215,625                  $60
($.01 par value)

------------------------------------------------------------------------------------------------------------------------------------

                                   408,500 shares            $3.50                      $1,429,750                 $397

                                    43,000 shares            $4.438                       $190,834                  $53
------------------------------------------------------------------------------------------------------------------------------------

                                    25,130 shares            $4.375                       $109,944                  $31

------------------------------------------------------------------------------------------------------------------------------------

                                 1,973,370 shares            $6.1565                   $12,149,052               $3,377

------------------------------------------------------------------------------------------------------------------------------------

         TOTAL                   2,500,000 shares(3)                                   $14,091,205               $3,918

------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plan in connection with share splits, share dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price and fee are computed based on the price at which such options may be exercised. As to the remaining shares, the price and fee are computed based upon $6.1565, the average of the highest and lowest prices for the Common Stock reported on the NASDAQ National Market System on June 25, 1999.

(3) Amount includes 2,000,000 shares issuable under the Company's 1999 Stock Option Plan and 500,000 shares issuable under the Company's Deferred Compensation Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)





                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents which have been filed by Integra LifeSciences Holdings Corporation (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

                  (b) the Company's Current Reports on Form 8-K dated January 5, 1999 and March 29, 1999 (as amended on Form 8-K/A filed with the Commission on June 14, 1999);

                  (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

                  (d) the description of the Company's common stock (the "Common Stock") contained in the Company's Registration Statement on Form 10/A (File No. 0-26224), which became effective on August 8, 1995, including any amendments or reports filed for the purpose of updating such description.

                  All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

                  Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein by reference modified or superseded such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                  Not applicable because the Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

                  William M. Goldstein is the Secretary of the Registrant and was a Director of the Registrant until May 18, 1998. Mr. Goldstein is a partner in the law firm of Drinker Biddle & Reath LLP, counsel to the Registrant. Mr. Goldstein owns 18,249 shares of Common Stock and options to purchase 15,500 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

                  The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") limits the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by the Delaware statute. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Registrant and its stockholders. At present, there is no litigation or proceeding pending involving a director of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any director.

                  The Registrant has directors and officers liability insurance coverage, and the By-Laws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted under Delaware law. Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.


Item 7.  Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.


Item 8.  Exhibits.

5                 Opinion of Drinker Biddle & Reath LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Drinker Biddle & Reath LLP (Included in Exhibit 5).

24                Powers of Attorney (See Signature Page).

Item 9.  Undertakings

         1.       Undertakings Required by Regulation S-K Item 512(a)

                  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered [if the total dollar value of securities offered would not exceed that which was registered] and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 and 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Undertakings Required by Regulation S-K Item 512(b).

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Undertakings Required by Regulation S-K Item 512(h).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainsboro, New Jersey, on July 2, 1999.

                                      INTEGRA LIFESCIENCES HOLDINGS CORPORATION

                                      By:/s/ Stuart M. Essig
                                         ------------------------------------
                                         Stuart M. Essig, President and Chief
                                         Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stuart M. Essig and John
B. Henneman, III and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on July 2, 1999.

Signature                       Title
------------------------------- -----------------------------------------------

/s/ Richard E. Caruso           Chairman of the Board and Director
     Richard E. Caruso

/s/ Stuart M. Essig             President, Chief Executive Officer and Director
     Stuart M. Essig            (Principal Executive Officer)

/s/ George W. McKinney, III     Executive Vice President,
     George W. McKinney, III    Chief Operating Officer and Director

/s/ David B. Holtz              Vice President, Finance and Treasurer
     David B. Holtz             (Principal Financial and Accounting Officer)

/s/ Keith Bradley               Director
     Keith Bradley

/s/ Neal Moszkowski             Director
     Neal Moszkowski

/s/ James M. Sullivan           Director
     James M. Sullivan

/s/ Edmund L. Zalinski          Director
     Edmund L. Zalinski

                                  EXHIBIT INDEX




          Exhibit No.      Description
          -----------      -----------

          5                Opinion of Drinker Biddle & Reath LLP

          23.1             Consent of PricewaterhouseCoopers LLP

          23.2             Consent of Drinker Biddle & Reath LLP (Included in
                           Exhibit 5)

          24               Powers of Attorney  (See Signature Page)